                                                                       EXHIBIT 1






                        FLEETBOSTON FINANCIAL CORPORATION
                        (a Rhode Island corporation); and



                             FLEET CAPITAL TRUST VI
                      (a Delaware statutory business trust)



                         11,000,000 Preferred Securities
              8.80% Trust Originated Preferred Securities ("TOPrS")
                 (Liquidation Amount $25 Per Preferred Security)



                               PURCHASE AGREEMENT



Dated:  June 21, 2000

                                Table of Contents

                                                                                    Page
                                                                                    ----

   SECTION 1.  Representations and Warranties.........................................4
   (a)  Representations and Warranties by the Company and the Trust...................4
        (i)      Compliance with Registration Requirements............................4
        (ii)     Incorporated Documents...............................................5
        (iii)    Independent Accountants..............................................5
        (iv)     Financial Statements.................................................5
        (v)      No Material Adverse Change in Business...............................5
        (vi)     Good Standing of the Company.........................................5
        (vii)    Existence of Trust...................................................6
        (viii)   Common Securities....................................................6
        (ix)     Authorization of Declaration.........................................6
        (x)      Guarantee Agreements.................................................6
        (xi)     Preferred Securities.................................................7
        (xii)    Authorization of Indenture...........................................7
        (xiii)   Authorization of Debentures..........................................7
        (xiv)    Authorization of Agreement...........................................7
        (xv)     Absence of Defaults and Conflicts....................................7
        (xvi)    Absence of Proceedings...............................................8
        (xvii)   Possession of Licenses and Permits...................................8
        (xviii)  Investment Company Act...............................................8
   (b)  Officers' Certificates........................................................9

   SECTION 2.  Sale and Delivery to Underwriters; Closing.............................9
   (a)  Initial Preferred Securities..................................................9
   (b)  Option Preferred Securities...................................................9
   (c)  Payment.......................................................................9
   (d)  Denominations; Registration..................................................10

   SECTION 3.  Covenants of the Company and the Trust................................10
   (a)  Compliance with Securities Regulations and Commission Requests...............10
   (b)  Filing of Amendments.........................................................11
   (c)  Delivery of Registration Statements..........................................11
   (d)  Delivery of Prospectuses.....................................................11
   (e)  Continued Compliance with Securities Laws....................................12
   (f)  Blue Sky Qualifications. ....................................................12
   (g)  Rule 158. ...................................................................12
   (h)  DTC..........................................................................12
   (i)  Use of Proceeds..............................................................13
   (j)  Restriction on Sale of Securities............................................13
   (k)  Reporting Requirements.......................................................13

   SECTION 4.  Payment of Expenses...................................................13
   (a)  Expenses. ...................................................................13
   (b)  Termination of Agreement. ...................................................14

   SECTION 5.  Conditions of Underwriters' Obligations...............................14

   (a)  Effectiveness of Registration Statement......................................14
   (b)  Opinion of Counsel for Company...............................................14
   (c)  Opinion of Special Tax Counsel for the Trust and the Company.................14
   (d)  Opinion of Special Delaware Counsel for the Trust............................15
   (e)  Opinion of Counsel for The Bank of New York..................................15
   (f)  Opinion of Counsel for Underwriters..........................................15
   (g)  Officers' Certificates.......................................................15
   (h)  Accountant's Comfort Letter..................................................16
   (i)  Bring-down Comfort Letter....................................................16
   (j)  Lock-up Agreements...........................................................16
   (k)  Maintenance of Rating........................................................16
   (l)  Over-allotment Option........................................................16
   (m)  Additional Documents.........................................................17
   (n)  Termination of Agreement.....................................................17
   (o)  Approval of Listing..........................................................17

   SECTION 6.  Indemnification.......................................................18
   (a)  Indemnification of Underwriters..............................................18
   (b)  Indemnification of Trust by Company..........................................18
   (c)  Indemnification of Trust, Company, Directors and Officers....................18
   (d)  Actions against Parties; Notification........................................19
   (e)  Settlement without Consent if Failure to Reimburse...........................19

   SECTION 7.  Contribution..........................................................20

   SECTION 8.  Representations, Warranties and Agreements to Survive Delivery........21

   SECTION 9.  Termination of Agreement..............................................21
   (a)  Termination; General.........................................................21
   (b)  Liabilities..................................................................21

   SECTION 10.  Default by One or More of the Underwriters...........................22

   SECTION 11.  Notices..............................................................22

   SECTION 12.  Parties..............................................................22

   SECTION 13.  GOVERNING LAW AND TIME...............................................23

   SECTION 14.  Effect of Headings...................................................23

SCHEDULES
        Schedule A -- List of Underwriters.....................................Sch. A-1
        Schedule B -- List of Subsidiaries.....................................Sch. B-1
EXHIBITS
        Exhibit A -- Form of Opinion of Company's Counsel...........................A-1
        Exhibit B -- Form of Opinion of Trust's Special Delaware Counsel............B-1
        Exhibit C -- Form of Lock-up Letter.........................................C-1

                                       ii

                        FLEETBOSTON FINANCIAL CORPORATION
                          (a Rhode Island corporation)

                             FLEET CAPITAL TRUST VI
                      (a Delaware statutory business trust)

                         11,000,000 Preferred Securities
                   8.80% Trust Originated Preferred Securities
                 (Liquidation Amount $25 Per Preferred Security)

                               PURCHASE AGREEMENT

                                                                   June 21, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Fleet Securities, Inc.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.
Tucker Anthony Incorporated
c/o    Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
       North Tower
       4 World Financial Center
       New York, New York  10281-1209

Ladies and Gentlemen:

     Fleet Capital Trust VI (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. ss. ss. 3801 et seq.) confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Fleet Securities, Inc. ("Fleet"), Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Prudential Securities Incorporated ("Prudential"), Salomon Smith Barney Inc. ("Salomon Smith Barney"), Tucker Anthony Incorporated ("Tucker Anthony") and each of the Underwriters named in Schedule A hereto (collectively the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Fleet, Morgan Stanley, Prudential, Salomon Smith Barney and Tucker Anthony are acting as Representatives (in such capacity, the "Representatives") with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of 8.80% Trust Originated Preferred Securities (liquidation amount $25 per preferred security) in the respective numbers set forth in said Schedule A hereto (the "Initial Preferred Securities"), and with respect to the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in

Section 2(b) hereof to purchase all or any part of the additional Preferred Securities to cover over-allotments, if any. The aforesaid 11,000,000 Initial Preferred Securities and all or part of the 1,650,000 Preferred Securities subject to the option described in Section 2(b) hereof (the "Option Preferred Securities") are hereinafter called, collectively, the "Preferred Securities." The Preferred Securities are more fully described in the Prospectus (as defined below).

     The Preferred Securities will be guaranteed by FleetBoston Financial Corporation (a Rhode Island corporation) (the "Company"), to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be dated as of Closing Time (as defined below), executed and delivered by the Company and The Bank of New York (the "Guarantee Trustee"), a New York banking corporation not in its individual capacity but solely as trustee, for the benefit of the holders from time to time of the Preferred Securities. The Company and the Trust each understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Agreement, the "Guarantee Agreements"), to be dated as of Closing Time, executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities, and will be used by the Trust to purchase $283,506,000 aggregate principal amount of 8.80% Junior Subordinated Debentures due 2030 (the "Debentures") issued by the Company and, if all or part of the Option Preferred Securities are purchased, up to approximately an additional $42,525,000 aggregate principal amount of Debentures (the "Option Debentures"). The aforesaid Initial Debentures and Option Debentures are hereinafter called, collectively, the "Debentures." The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, to be dated as of Closing Time (the "Declaration"), among the Company, as Sponsor, The Bank of New York, as institutional trustee (the "Institutional Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and Eugene M. McQuade, Douglas L Jacobs and John R. Rodehorst, as regular trustees (the "Regular Trustees" and together with the Institutional Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Debentures will be issued pursuant to an Indenture, dated as of June 30, 2000 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Indenture Trustee"), as supplemented by the First Supplemental Indenture, to be dated as of Closing Time (the "First Supplemental Indenture," together with the Base Indenture, the "Indenture"), between the Company and the Indenture Trustee. The Preferred Securities, the Preferred Securities Guarantee and the Debentures are collectively referred to herein as the "Securities." Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

     The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (No. 333-36444), as amended by Amendment No. 1 thereto, including the related preliminary prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), which permits the delayed or continuous offering of securities pursuant to Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus (including a prospectus supplement relating to the Securities) in accordance with the provisions of Rule 430A ("Rule 430A") of the 1933 Act Regulations, if applicable, and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Preferred Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated June 19, 2000 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, the preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND THE TRUST. The Company and the Trust jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Trust, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof, and at each Representation Date, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time and at each Date of Delivery, if any, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company and the Trust will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply (A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus or (B) to that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification on Form T-1 (the "Forms T-1") under the Trust Indenture Act of the Indenture Trustee, the Institutional Trustee and the Guarantee Trustee.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date hereof, at the time the Prospectus was issued and at Closing Time and at each Date of Delivery, if any, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, but the pro forma financial statements may differ from actual results.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for dividends paid by the Company in the ordinary course of business consistent with past practice.

          (vi) Good Standing of the Company. Each of the Company and the subsidiaries of the Company listed on Schedule B hereto, (the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation or national banking association in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation under the laws of the State of New York and the laws of the Commonwealth of Massachusetts; and neither the Company nor any Significant Subsidiary is required to be qualified to do business as a foreign corporation under the laws of any other jurisdiction (except where the failure to qualify would not have a Material Adverse Effect), and the Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

          (vii) Existence of Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, is and will be treated as a "grantor trust" for federal income tax purposes under existing law, has the business trust power and authority to conduct its business as presently conducted and as described in the Prospectus and is not required to be authorized to do business in any other jurisdiction.

          (viii) Common Securities. The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company in accordance with the terms of the Declaration and against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; no holder thereof will be subject to personal liability by reason of being such a holder; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (ix) Authorization of Declaration. The Declaration has been duly authorized by the Company and duly qualified under the 1939 Act and, when validly executed and delivered by the Company and the Regular Trustees, and assuming the due authorization, execution and delivery of the Declaration by the Delaware Trustee and the Institutional Trustee, the Declaration will constitute a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (x) Guarantee Agreements. The Guarantee Agreements have been duly authorized by the Company and duly qualified under the 1939 Act and, when validly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Guarantee Agreements by the Guarantee Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xi) Preferred Securities. The Preferred Securities have been duly authorized by the Declaration and, when authenticated in the manner provided for in the Declaration and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware.

          (xii) Authorization of Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and assuming the due authorization, execution and delivery of the Indenture by the Indenture Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xiii) Authorization of Debentures. The Debentures have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

          (xv) Absence of Defaults and Conflicts. The execution and delivery by the Company and the Trust of, and the performance by the Company and the Trust of their obligations under, this Agreement, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Declaration, the Preferred Securities Guarantee Agreement and the Indenture, the issuance and delivery by the Trust of the Common Securities and Preferred Securities and the consummation of the sale of the Preferred Securities and the fulfillment of the terms herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries (including the Trust) considered as a whole or as to the Trust separately), any indenture, mortgage, deed of trust, loan agreement, guarantee, lease, financing agreement or other similar agreement or instrument to which the Company or any of its subsidiaries (including the Trust) is a party or by which the Company or any of its subsidiaries (including the Trust) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Trust) is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or the Declaration of the Trust, nor will such actions result in any violation (in each case material to the Company and its subsidiaries (including the Trust) considered as a whole or as to the Trust separately) of any statute or any order, rule or regulation of any court or regulatory authority or other governmental body having jurisdiction over the Trust or the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for, and the absence of which would materially affect, the performance by the Company and the Trust of their obligations under this Agreement and the issuance and delivery of the Preferred Securities, except such approvals as will be obtained under the 1933 Act, the 1934 Act or the 1939 Act and as may be required by the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the sale of the Preferred Securities.

          (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Trust, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries taken as a whole or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Trust of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such Governmental Licenses the absence of which would not cause a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xviii) Investment Company Act. Neither the Company nor the Trust is, and upon the issuance and sale of the Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Company or the Trust delivered to Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust, respectively, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

     SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING

     (a) INITIAL PREFERRED SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price of $25 per Preferred Security, the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as they in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) OPTION PREFERRED SECURITIES. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,650,000 Preferred Securities (the "Option Preferred Securities") at a price per Option Preferred Security equal to the price per Initial Preferred Security. Such option will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Preferred Securities upon notice by Merrill Lynch to the Trust and the Company setting forth the number of Option Preferred Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Preferred Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by Merrill Lynch, the Trust and the Company, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by Merrill Lynch, the Trust and the Company. If the option is exercised as to all or any portion of the Option Preferred Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number of Option Preferred Securities then being purchased which the number of Initial Preferred Securities each such Underwriter has severally agreed to purchase bears to the total number of Initial Preferred Securities, subject to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Preferred Securities.

     (c) PAYMENT. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Debentures, the Company hereby agrees to pay at the Closing Time to the

Underwriters a commission of $0.7875 per Preferred Security purchased by the Underwriters. Payment of the purchase price for, and delivery of certificates for, the Preferred Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Underwriters, the Company and the Trust, at 9:00 A.M. (Eastern time) on the sixth (seventh, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Company and the Trust (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriters have exercised their option to purchase any or all of the Option Preferred Securities, payment of the purchase price for, and delivery of such Option Preferred Securities, shall be made at the above-mentioned offices of Brown & Wood LLP, or at such other place as shall be agreed upon by the Underwriters, the Trust and the Company, on the relevant Date of Delivery as specified in the notice from Merrill Lynch to the Trust and the Company.

     Payment shall be made to the Trust by wire transfer of immediately available funds to the order of the Trust, against delivery to the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Preferred Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     At Closing Time the Company will pay, or cause to be paid, the commission payable at such time under this Section 2 to Merrill Lynch on behalf of the Underwriters by wire transfer of immediately available funds.

     (d) DENOMINATIONS; REGISTRATION. Certificates for the Preferred Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Preferred Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. COVENANTS OF THE COMPANY AND THE TRUST. The Company and the Trust jointly and severally covenant with each Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company and the Trust, subject to Section 3(b), will comply with the requirements of Rule 424, Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, any prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company and the Trust will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents to, and consult with, the Representatives and their counsel within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Representatives shall reasonably object in writing; provided, however, that the foregoing shall not apply to any of the Company's filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, copies of which such filings the Company will cause to be delivered to the Representatives promptly after being transmitted for filing with the Commission.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Representatives, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and, upon request, documents incorporated or deemed to be incorporated by reference therein), and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Representatives. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, as many copies of the Prospectus as such Underwriter reasonably requests, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company and the Trust will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and for the Company or the Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Trust will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. The Company and the Trust will each use its best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Preferred Securities have been so qualified, the Company and the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof. The Company and the Trust will also supply the Underwriters with such information as is necessary for the determination of the legality of the Preferred Securities for investment under the laws of such jurisdictions as the Underwriters may request.

     (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) DTC. The Trust and the Company will cooperate with the Underwriters and use their best efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

     (i) USE OF PROCEEDS. The Trust and the Company will use the proceeds referred to in the Prospectus under "Use of Proceeds" in the manner described therein.

     (j) RESTRICTION ON SALE OF SECURITIES. During a period of __ days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of Merrill Lynch, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Securities or Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Debentures, respectively). The foregoing sentence shall not apply to the Preferred Securities or Debentures to be sold hereunder.

     (k) REPORTING REQUIREMENTS. The Company and the Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.  PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company will pay all expenses incident to the performance of its and the Trust's obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Preferred Securities, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Trust's counsel, accountants and other advisors, (v) the qualification of the Preferred Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, if any, (viii) the fees and expenses of any transfer agent or registrar for the Preferred Securities, (ix) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Debentures, (x) the reasonable fees and expenses of the Delaware Trustee, the Institutional Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Delaware Trustee, the Institutional Trustee and the Guarantee Trustee, (xi) any fees payable in connection with the rating of the Preferred Securities and the Debentures, (xii) the cost and charges associated with the approval of the Preferred Securities by The Depositary Trust Company for "book-entry" transfer and (xiii) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Debentures on the New York Stock Exchange.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Trust contained in Section 1 hereof or in certificates of any officer of the Company or any Trustee delivered pursuant to the provisions hereof, to the performance by the Company and the Trust of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Edwards & Angell, LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (c) OPINION OF SPECIAL TAX COUNSEL FOR THE TRUST AND THE COMPANY. At Closing Time, the Company, the Trust and the Representatives shall have received an opinion, dated as of Closing Time, of Edwards & Angell, LLP, special tax counsel to the Trust and the Company, that (i) the Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company, (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (iii) although the discussion set forth in the Prospectus under the heading "United States Federal Income Taxation" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities under current law. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) OPINION OF SPECIAL DELAWARE COUNSEL FOR THE TRUST. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, together with signed or reproduced copies of such letter for each of the Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (e) OPINION OF COUNSEL FOR THE BANK OF NEW YORK. At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York, as Property Trustee and Debt Securities Trustee, and The Bank of New York (Delaware), as Guarantee Trustee, in form and substance satisfactory to the Underwriters.

     (f) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the validity of the Preferred Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (g) OFFICERS' CERTIFICATES. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman, the President, a Vice Chairman or a Vice President of the Company and of the chief financial or chief accounting officer or the Treasurer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time (except for representations or warranties which by their terms speak as of a different date or dates), (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the best of the Company's knowledge, threatened by the Commission; or (B) any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust, and the Representatives shall have received a certificate of a Regular Trustee of the Trust, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time (except for representations or warranties which by their terms speak as of a different date or dates), (iii) the Trust has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and

(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the best of the Trust's knowledge, threatened by the Commission.

     (h) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (i) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (j) LOCK-UP AGREEMENTS. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the Company and the Trust.

     (k) MAINTENANCE OF RATING. At Closing Time and any relevant Date of Delivery, the Preferred Securities shall be rated at least a2 by Moody's Investors Service, Inc. and BBB by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Preferred Securities or any of the Company's preferred securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's preferred securities.

     (l) OVER-ALLOTMENT OPTION. In the event that the Underwriters exercise their option to purchase all or any portion of the Option Preferred Securities, the representations and warranties of the Trust and the Company contained herein and the statements in any certificates furnished by the Trust or the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Representatives shall have received:

          (1) A certificate, dated such Date of Delivery, of the Chairman, the President, a Vice Chairman or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company and of a Regular Trustee of the Trust, confirming that the certificates delivered at the Closing Time pursuant to Section 5(g) hereof remain true and correct as of such Date of Delivery.

          (2) The opinions of (i) Edwards & Angell, LLP, special counsel for the Company and (ii) Richards, Layton & Finger, P.A., counsel to the Trust, each in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Preferred Securities and otherwise to the same effect as the opinions required by Sections 5(b) and 5(d) hereof.

          (3) The opinion of Edwards & Angell, LLP, special tax counsel to the Trust and the Company, in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Preferred Securities and otherwise to the same effect as the opinions required by Section 5(c) hereof.

          (4) The opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Preferred Securities and otherwise to the same effect as the opinion required by Section 5(f) hereof.

          (5) A letter from PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

     (m) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Trust in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (n) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, with respect to the Underwriters' exercise of their over-allotment option for the purchase of Option Preferred Securities on a Date of Delivery after Closing Time, the obligations of the Underwriters to purchase Option Preferred Securities on such Date of Delivery) may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     (o) APPROVAL OF LISTING. At the Closing Time, the Preferred Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     SECTION 6. INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITERS. Each of the Company and the Trust jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) INDEMNIFICATION OF TRUST BY COMPANY. The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever as due from the Trust under Section 6(a) hereunder.

     (c) INDEMNIFICATION OF TRUST, COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Trust, the Company's directors, each of the Company's officers and the Trustee of the Trust who signed the

Registration Statement, and each person, if any, who controls the Company and the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (d) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company, in each case reasonably acceptable to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and the Trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Trustees of the Trust or any of its other subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Preferred Securities to the Underwriters.

     SECTION 9.  TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company and the Trust, at any time at or prior to Closing Time or any relevant Date of Delivery (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Preferred Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of Preferred Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of Preferred Securities to be purchased on such date, this Agreement (or, with respect to the Underwriters' exercise of the over-allotment option for the purchase of Option Preferred Securities on a Date of Delivery after Closing Time, the obligations of the Underwriters to purchase, and the Trust to sell, such Option Preferred Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in (i) a termination of this Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Trust with respect to the related Option Preferred Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Merrill Lynch at North Tower, 4 World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations; notices to the Trust shall be directed to it at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, attention of Corporate Trust Administration and notices to the Company shall be directed to it at FleetBoston Financial Corporation, 100 Federal Street, Boston, Massachusetts, 02110, attention of General Counsel.

     SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Trust and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Trust and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                      [This page intentionally left blank.]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Trust in accordance with its terms.

                                 Very truly yours,

                                 FLEETBOSTON FINANCIAL CORPORATION



                                 By: /s/ DOUGLAS L. JACOBS
                                     -----------------------------------------
                                     Name: Douglas L. Jacobs
                                     Title:  Senior Vice President and Treasurer

                                 FLEET CAPITAL TRUST VI



                                 By: /s/ DOUGLAS L. JACOBS
                                     -------------------------------------------
                                     Name: Douglas L. Jacobs
                                     Title:   Regular Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
FLEET SECURITIES, INC.
MORGAN STANLEY & CO. INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
TUCKER ANTHONY INCORPORATED

By:  MERRILL LYNCH & CO.
     MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED



By:       /s/ TITO CITARELLA
   --------------------------------
          Authorized Signatory

                                   SCHEDULE A

                                                                                         Number of
                               Name of Underwriter                              Initial Preferred Securities
                               -------------------                              ----------------------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated......................................................            1,292,500
Fleet Securities, Inc. .......................................................            1,292,500
Morgan Stanley & Co. Incorporated ............................................            1,292,500
Prudential Securities Incorporated ...........................................            1,292,500
Salomon Smith Barney Inc. ....................................................            1,292,500
Tucker Anthony Incorporated ..................................................            1,292,500
ABN AMRO Incorporated.........................................................              110,000
Robert W. Baird & Co. Incorporated............................................              110,000
Banc of America Securities LLC................................................              110,000
Bear, Stearns & Co. Inc.......................................................              110,000
Dain Rauscher Incorporated....................................................              110,000
Deutsche Bank Securities Inc..................................................              110,000
Donaldson, Lufkin & Jenrette Securities Corporation...........................              110,000
A.G. Edwards & Sons, Inc......................................................              110,000
Fahnestock & Co. Inc..........................................................              110,000
First Union Securities, Inc...................................................              110,000
Gruntal & Co., L.L.C..........................................................              110,000
Legg Mason Wood Walker, Incorporated..........................................              110,000
McDonald Investments Inc., A KeyCorp Company..................................              110,000
Raymond James & Associates, Inc. .............................................              110,000
The Robinson-Humphrey Company, LLC............................................              110,000
SG Cowen Securities Corporation...............................................              110,000
TD Securities (USA) Inc. .....................................................              110,000
UBS Warburg LLC ..............................................................              110,000
U.S. Bancorp Piper Jaffray Inc................................................              110,000
Advest, Inc...................................................................               55,000
BB&T Capital Markets, A division of Scott & Stringfellow......................               55,000
Blaylock & Partners, L.P......................................................               55,000
D. A. Davidson & Co. .........................................................               55,000
Fifth Third Securities, Inc...................................................               55,000
Gibraltar Securities Co. .....................................................               55,000
J.J.B. Hilliard, W.L. Lyons, Inc..............................................               55,000
Wayne Hummer Investments LLC..................................................               55,000
Janney Montgomery Scott LLC...................................................               55,000
M.L. Stern & Co., Inc.........................................................               55,000
Mesirow Financial, Inc........................................................               55,000
Morgan Keegan & Company, Inc. ................................................               55,000
Muriel Siebert & Co., Inc. ...................................................               55,000
NatCity Investments, Inc......................................................               55,000
David A. Noyes & Company......................................................               55,000


                                    Sch. A-1

                                                                                         Number of
                               Name of Underwriter                              Initial Preferred Securities
                               -------------------                              ----------------------------

Charles Schwab & Co., Inc.....................................................               55,000
Southwest Securities, Inc.....................................................               55,000
Stifel, Nicolaus & Company, Incorporated......................................               55,000
Trilon International Inc......................................................               55,000
Utendahl Capital Partners, L.P................................................               55,000
The Williams Capital Group, L.P...............................................               55,000
                                                                                         ----------
                   Total......................................................           11,000,000


                                    Sch. A-2

                                   SCHEDULE B
                        List of Significant Subsidiaries


Fleet National Bank







                                    Sch. B-1

                                                                       Exhibit A

Form of opinion, dated as of Closing Time, of Edwards & Angell, LLP, counsel for the Company and the Trust, substantially to the effect that:

     (i) Each of the Company and the subsidiaries of the Company listed on Schedule B hereto, (the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation or national banking association in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation under the laws of the State of New York and the laws of the Commonwealth of Massachusetts; and neither the Company nor any Significant Subsidiary is required to be qualified to do business as a foreign corporation under the laws of any other jurisdiction (except where the failure to so qualify would not have a Material Adverse Effect), and the Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

     (ii) All the outstanding shares of the capital stock of the Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. ss. 55 in the case of Fleet National Bank and Fleet Bank, National Association) nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests claims, liens or encumbrances.

     (iii) The Purchase Agreement has been duly authorized by the Company and has been duly executed and delivered by each of the Company and the Trust.

     (iv) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (v) The Debentures have been duly authorized, executed and delivered by the Company and when the Debentures have been duly authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Trust, the Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (vi) The Declaration has been duly authorized, executed and delivered by the Company; and, assuming the due authorization, execution and delivery of the Declaration by The Bank of New York and The Bank of New York (Delaware), the Declaration constitutes a valid and binding obligation of the Company and is enforceable against the Company and the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (vii) The Guarantee Agreements have been duly authorized, executed and delivered by the Company, and are valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (viii) The Indenture, the Guarantee Agreements and the Declaration have each been duly qualified under the 1939 Act.

     (ix) The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Articles of Incorporation or By-Laws of the Company or the laws of the State of Rhode Island to subscribe for the Preferred Securities or the Debentures.

     (x) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (xi) The statements made in the Prospectus under the captions "Description of the Preferred Securities," "Description of the Guarantee," "Description of the Junior Subordinated Debentures" and "Effect of Obligations Under the Junior Subordinated Debentures and the Guarantee," insofar as such statements purport to summarize certain provisions of the Preferred Securities, the Common Securities, the Debentures, the Preferred Securities Guarantee, the Indenture, the Declaration, the Guarantee Agreements and the Articles of Incorporation of the Company, to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly summarize the information required to be disclosed therein.

     (xii) Neither the issue and sale by the Trust of the Preferred Securities, nor the consummation of any other of the transactions contemplated by the Purchase Agreement nor the fulfillment of the terms in the Purchase Agreement will conflict with, result in a breach of, or constitute a default under (in each case material to the Company and its subsidiaries (including the Trust) considered as a whole or as to the Trust separately) the charter or by-laws of the Company or the organizational documents or Declaration of the Trust or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any statute, order, rule or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court or regulatory authority or other governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

     (xiii) Neither the Company nor the Trust is, and upon the issuance and sale of the Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, required to be registered under the Investment Company Act of 1940, as amended.

     (xiv) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the best knowledge of such counsel, threatened, against or affecting the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

     (xv) Such counsel has been orally advised by the Commission that the Registration Statement was declared effective under the 1933 Act on May 30, 2000; any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b) and, such counsel has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, no proceeding for that purpose is pending or, to such Counsel's knowledge, threatened by the Commission.

     (xvi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Purchase Agreement, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Preferred Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

     (xvii) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     (xviii) The Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case such counsel need not express an opinion as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except for those made under the captions "Description of the Preferred Securities," "Description of the Guarantee," "Description of the Junior Subordinated Debentures" and "Effect of Obligations Under the Junior Subordinated Debentures and the Guarantee" in the Prospectus insofar as they relate to provisions of documents therein described.

Additionally, in giving its opinion, such counsel shall state that such counsel has participated in conferences with representatives of the Underwriters, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except and only to the extent as set forth in paragraphs (xviii) above), on the basis of the foregoing (relying as to matters of fact to a large extent upon the discussions with and representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective or at the date hereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel does not express any comment with respect to the financial statements including the notes thereto and supporting schedules, or any other financial and statistical data set forth or referred to in the Registration Statement or the Prospectus.

                                                                       Exhibit B

Form of opinion, dated as of Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, substantially to the effect that:

     (i) the Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; and the Trust has the business trust power and authority to conduct its business, as described in the Prospectus.

     (ii) the Amended and Restated Declaration is a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the rights to indemnity and contribution contained therein may be limited by state or securities laws or the public policy underlying such laws.

     (iii) the Preferred Securities have been duly authorized for issuance in accordance with the Amended and Restated Declaration and, subject to the qualifications set forth below, when certificates therefor in the form examined by us are issued, executed and authenticated in accordance with the Amended and Restated Declaration and delivered and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, will not be subject to preemptive or other similar rights and will entitle the holders of the Preferred Securities to the benefits of the Amended and Restated Declaration except to the extent that enforcement of the Amended and Restated Declaration may be limited by (i) bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the rights to indemnity and contribution contained therein may be limited by state or securities laws or the public policy underlying such laws; and the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities may be obligated, pursuant to the Amended and Restated Declaration, to make payments, including
(i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and the issuance of replacement Preferred Securities, and (ii) to provide security and indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Amended and Restated Declaration.

     (iv) the Common Securities have been duly authorized for issuance in accordance with the Amended and Restated Declaration and, subject to the qualifications set forth below, when certificates therefor in the form examined by us are issued, executed and authenticated in accordance with the Amended and Restated Declaration and delivered and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, will not be subject to preemptive or other similar rights and will entitle the holder of the Common Securities to the benefits of the Amended and Restated Declaration except to the extent that enforcement of the Amended and Restated Declaration may be limited by (i) bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the rights to indemnity and contribution contained therein may be limited by state or securities laws or the public policy underlying such laws; and the holder of the Common Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     (v) the issuance of the Preferred Securities is not subject to preemptive or other similar rights under the Delaware Act or the Amended and Restated Declaration.

     (vi) the issuance of the Common Securities is not subject to preemptive or other similar rights under the Delaware Act or the Amended and Restated Declaration.

     (vii) under the Amended and Restated Declaration and the Delaware Act, the Trust has the requisite trust power and authority to execute and deliver the Purchase Agreement, and to perform its obligations under the Purchase Agreement and to consummate the transactions contemplated thereby. The Purchase Agreement has been duly authorized, executed and delivered by the Trust.

     (viii) the statements made in the Prospectus under the caption "Description of the Preferred Securities" insofar as such statements constitute summaries of Delaware law are accurate in all material respects.

                    Form of lock-up pursuant to Section 5(g)

                                                                       Exhibit C

                                  June 21, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Fleet Securities, Inc.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Salomon Smith Barney, Inc.
Tucker Anthony Incorporated
As Representatives of the Several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     World Financial Center
     North Tower
     New York, New York 10281-1209

Re:  Proposed Public Offering by FleetBoston Financial Corporation

Ladies and Gentlemen:

     The undersigned, FleetBoston Financial Corporation, a Rhode Island corporation (the "Company") and Fleet Capital Trust VI, a Delaware Statutory business trust (the "Trust") understand that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Fleet Securities, Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, Salomon Smith Barney, Inc. and Tucker Anthony Incorporated propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Trust, providing for the public offering of 11,000,000 of the Trust's 8.80% Preferred Securities (the "Initial Preferred Securities") and providing for the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) thereof to purchase all or any part of an additional 1,650,000 Preferred Securities to cover over-allotments, if any (the "Option Preferred Securities"). The aforesaid Initial Preferred Securities and Option Preferred Securities are hereinafter called, collectively, the "Preferred Securities." In connection with the foregoing, the Company will deposit in the Trust its 8.80% Junior Subordinated Debentures due 2030 (the "Initial Debentures") and, if all or part of the Option Preferred Securities are purchased, up to approximately an additional $42,525,000 aggregate principal amount of Debentures (the "Option Debentures"). The aforesaid Initial Debentures and Option Debentures are hereinafter called, collectively, the "Debentures." In recognition of the benefit that such an offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 30 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Debentures or any debt securities substantially similar to the Debentures or equity securities substantially similar to the Preferred Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.



                                 Very truly yours,

                                 FLEETBOSTON FINANCIAL CORPORATION


                                 By: /s/ DOUGLAS L. JACOBS
                                     ---------------------------------------
                                     Name: Douglas L. Jacobs
                                     Title:  Senior Vice President and Treasurer

                                 FLEET CAPITAL TRUST VI



                                 By: /s/ DOUGLAS L. JACOBS
                                     ---------------------------------------
                                     Name: Douglas L. Jacobs
                                     Title:  Regular Trustee



                                       C-2